Exhibit 99.1

PRESS RELEASE

Maiden Holdings, Ltd. to Release
Second Quarter 2020 Earnings

HAMILTON, Bermuda, July 31, 2020 (Business Wire) - Maiden Holdings, Ltd. ("Maiden") (NASDAQ:  MHLD) plans to release second quarter 2020 financial results following the market close on Friday, August 14, 2020. Maiden also announced that commencing with the publication of its second quarter 2020 earnings report, it would release its earnings by posting the news release to its web site and providing public notice of the availability of the earnings release.

About Maiden Holdings, Ltd.
Maiden Holdings, Ltd. is a Bermuda-based holding company formed in 2007.